EXHIBIT 23(b)



                       Consent of Independent Auditors


The Board of Directors
Norfolk Southern Corporation:


We consent to the incorporation by reference in the Registration Statement pertaining to the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies on Form S-8 of Norfolk Southern Corporation of our report dated
January 28, 2003, with respect to the consolidated balance sheets of Conrail Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Norfolk Southern Corporation.


/s/ KPMG LLP                                  /s/ Ernst & Young LLP

KPMG LLP                                      Ernst & Young LLP
Norfolk, Virginia                             Jacksonville, Florida
September 22, 2003                            September 22, 2003